As filed with the Securities and Exchange Commision on July 10, 1997 Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                CAERE CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                            94-2250509
         (State of Incorporation)          (I.R.S. Employer Identification No.)

                                100 Cooper Court
                           Los Gatos, California 95030
                    (Address of principal executive offices)


                        1990 Employee Stock Purchase Plan
                            (Full title of the plans)

                                Robert G. Teresi
                      President and Chief Executive Officer
                                Caere Corporation
                                100 Cooper Court
                           Los Gatos, California 95030
                                 (408) 395-7000
                (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                               Lee F. Benton, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                           Palo Alto, California 94306
                                 (415) 843-5000

                         CALCULATION OF REGISTRATION FEE


========================== ---------------------- ------------------------- -------------------------- =========================
                                                      Proposed Maximum          Proposed Maximum
 Title of Securities to        Amount to be          Offering Price Per     Aggregate Offering Price
      be Registered             Registered               Share (1)                     (1)              Amount of Registration
                                                                                                                 Fee
========================== ====================== ========================= ========================== =========================
Stock Options and Common
Stock (par value $.001)
                                         500,000               $7.4375              $3,718.750.00            $1,126.89
========================== ====================== ========================= ========================== =========================

     (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the closing price of Registrant's Common Stock on July 9, 1997 as reported on the Nasdaq National Market.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
         REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-81680 and 333-02293

         The contents of Registration Statements on Form S-8 Nos. 33-81680 and 333-02293, respectively, filed with the Securities and Exchange Commission on July 18, 1994 and April 3, 1996, respectively, are incorporated herein by reference.


                                    EXHIBITS

Exhibit
Number

5              Opinion of Counsel

23.1           Consent of KPMG Peat Marwick LLP

23.2           Consent of Counsel is contained in Exhibit 5 to this Registration
               Statement

24             Power of Attorney is contained on the signature page II-1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Los Gatos, State of California, on July 10, 1997.

                                       CAERE CORPORATION


                                       By:/s/ Blanche M. Sutter
                                       Blanche M. Sutter
                                       Executive Vice President, Chief
                                       Financial Officer and Secretary



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Teresi and Blanche M. Sutter, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                             Title                                       Date


      /s/Robert G. Teresi                             President, Chief Executive Officer and      July 10, 1997
         Robert G. Teresi                             Chairman of the Board of Directors
                                                      (Chief Executive Officer)


      /s/Blanche M. Sutter                            Executive Vice President, Chief             July 10, 1997
         Blanche M. Sutter                            Financial Officer and Secretary
                                                      (Principal Financial Officer)


      /s/James K. Dutton                              Director                                    July  10, 1997
         James K. Dutton


      /s/Robert J. Frankenberg                        Director                                    July 10, 1997
         Robert J. Frankenberg


      /s/Frederick W. Zuckerman                       Director                                    July 10, 1997
         Frederick W. Zuckerman



                                  EXHIBIT INDEX


Exhibit
 Number           Description

 5                Opinion of Counsel

23.1              Consent of KPMG Peat Marwick LLP

23.2 Consent of Counsel is contained in Exhibit 5 to this Registration Statement

24                Power of Attorney is contained on the signature page II-1

                                    EXHIBIT 5


July 10, 1997


Caere Corporation
100 Cooper Court
Los Gatos, California  95030



Ladies and Gentlemen:

I am General Counsel of Caere Corporation (the "Company") and am rendering this opinion with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S 8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering and sale of up to 500,000 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its 1990 Employee Stock Purchase Plan (the "Plan").

In connection with this opinion, I have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as in my judgment are necessary as a basis for this opinion.

On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,




By:   /s/Mark D. McLaughlin
         Mark D. McLaughlin
         General Counsel

                                  EXHIBIT 23.1

                        Consent of Independent Auditors

The Board of Directors and Stockholders
Caere Corporation


We consent to incorporation herein by reference of our reports dated January 28, 1997, relating to the consolidated balance sheets of Caere Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which repors appear, or are incorporated by reference in the December 31, 1996, annual report on Form 10-K of Caere Corporation.

/s/ KPMG Peat Marwick LLP

San Jose, California
July 10, 1997